                                                                   Exhibit 12(b)

                              Alaska Airlines, Inc.
                Calculation of Ratio of Earnings to Fixed Charges
                         (In thousands, except ratios)

                                              Three Months Ended March 31,
                                                  1996             1995
                                                  ----             ----
Earnings:
Income before income tax expense                ($9,323)        ($22,823)

Less: Capitalized interest                            0                0
Add:
Interest on indebtedness                          8,918           10,524
Amortization of debt expense                        207              101
Portion of rent under long-term
 operating leases representative
 of an interest factor                           15,815           14,719
                                                -------         --------
Total Earnings Available for
 Fixed Charges                                  $15,617           $2,521
                                                =======         ========
Fixed Charges:
Interest                                          8,918           10,524
Amortization of debt expense                        207              101
Portion of rent under long-term
 operating leases representative
 of an interest factor                           15,815           14,719
                                                -------         --------
Total Fixed Charges                             $24,940          $25,344
                                                =======         ========
Ratio of Earnings to Fixed Charges                 0.63             0.10
                                                =======         ========
Deficiency                                       $9,323          $22,823
                                                =======         ========

                CALCULATIONS
Amortization of debt expense:
AS account 81-8410                                  207              101
                                                ========================
Aircraft rent                                    35,557           33,255
Landing fees and other rent                      11,889           10,901
                                                ------------------------
Total rents                                      47,446           44,156
One-third of total rents                         15,815           14,719
                                                ========================

                                                                  EXHIBIT 12(b)

Alaska Airlines, Inc.
Calculation of Ratio of Earnings to Fixed Charges
(In thousands, except ratios)


                                         1995            1994             1993            1992           1991
                                       --------        --------         --------        ---------       -------
Earnings:
Income before income tax expense
  and accounting change                $ 43,930        $ 39,289         ($44,539)       ($120,815)      $16,588

Less: Capitalized interest                   --              --               --           (5,581)       (7,449)
Add:
Interest on indebtedness                 40,284          34,258           28,777           33,747        31,703
Amortization of debt expense                443             193               72              315            66
Portion of rent under long-term
  operating leases representative
  of an interest factor                  54,169          53,564           49,719           40,185        32,884
                                       --------        --------         --------        ---------       -------

Total Earnings Available for
  Fixed Charges                        $138,826        $127,304          $34,029        ($ 52,149)      $73,792
                                       ========        ========         ========        =========       =======

Fixed Charges:
Interest                                 40,284          34,258          28,777            33,747        31,703
Amortization of debt expense                443             193              72               315            66
Portion of rent under long-term
  operating leases representative
  of an interest factor                  54,169          53,564          49,719            40,185        32,884
                                       --------        --------         --------        ---------       -------

Total Fixed Charges                    $ 94,896        $ 88,015         $78,568          $ 74,247       $64,653
                                       ========        ========         ========        =========       =======

Ratio of Earnings to Fixed Charges         1.46            1.45            0.43             (0.70)         1.14
                                       ========        ========         ========        =========       =======

Deficiency                             $      0        $      0         $44,539          $126,396            --
                                       ========        ========         ========        =========       =======
